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                                                                     EXHIBIT 4.3




 THESE RIGHTS MAY NOT BE EXERCISED BY RESIDENTS OF ANY JURISDICTION WHERE IT IS
   UNLAWFUL FOR THE COMPANY TO MAKE THE OFFERING OR TO SELL THE UNITS SUBJECT
                              TO THIS CERTIFICATE.

RIGHTS ARE NOT TRANSFERABLE AND WILL BECOME VOID UNLESS THE SUBSCRIPTION FORM ON
     THE REVERSE SIDE IS PROPERLY COMPLETED AND, TOGETHER WITH SUBSCRIPTION PAYMENT(S) FOR ALL UNITS PURCHASED PURSUANT TO THE EXERCISE OF RIGHTS OR THE
 OVERSUBSCRIPTION PRIVILEGE, IS RECEIVED BY THE RIGHTS AGENT NO LATER THAN
               9:00 A.M., LOS ANGELES TIME, ON ____________, 1997

Certificate No. R

CUSIP No.  629865 13 0                                            UNITS

                            NAM TAI ELECTRONICS, INC
       NONTRANSFERABLE RIGHTS TO PURCHASE THE NUMBER OF UNITS SHOWN ABOVE (EACH UNIT CONSISTING OF ONE COMMON SHARE, $0.01 PAR VALUE, AND ONE COMMON
                             SHARE PURCHASE WARRANT)

                                            Maximum Oversubscription Privilege
                                                         Allowed

        The registered holder hereof named above (the "Holder"), is entitled to purchase from Nam Tai Electronics, Inc., an International Business Company incorporated in the British Virgin Islands (the "Company"), at any time before 9:00 a.m. Los Angeles time, on _____________, 1997 (the "Expiration Date"), at the Subscription Price per Unit set forth on the Cover Page of the Prospectus referred to on the reverse hereof, the number of units of the Company (the "Units") set forth above (the "Basic Subscription Privilege").

        Each Holder who elects to exercise the Basic Subscription Privilege also has the right to subscribe, at the Subscription Price, for the number of additional units of the Company equal to the product of .40 times the number of Units purchased by the Holder pursuant to the Basic Subscription Privilege subject to reduction to an amount not less than 15% of the Units initially subscribed for by the Holder upon the election of Joseph Charles & Associates, Inc., the representative of the standby underwriters for the standby offering described in the Prospectus (the "Prospectus") delivered herewith (the "Oversubscription Privilege"), and, in any event, subject to pro rata allocation among oversubscribers if there are insufficient Units to fill all oversubscriptions.

        Subscriptions pursuant hereto are subject to the terms and conditions set forth in the Prospectus. The Rights evidenced hereby may be exercised by presentation of this Rights Certificate, with the Subscription Form appearing on the reverse side of this Certificate duly completed and executed and simultaneous payment of the Subscription Price to the Rights Agent at the address indicated on the Subscription Form. Payment of such Subscription Price shall be made in cash or by certified check, bank draft, wire transfer or money order payable to the order of the Rights Agent. The wire transfer address for the Rights Agent is Nam Tai Electronics, Inc. Rights Offering Account, c/o First Professional Bank, Santa Monica, CA, ABA #122239335 Account #004-900588. Funds received by the Rights Agent for the Subscription Price will be held in custody by the Rights Agent for the benefit of the persons who have beneficial interest therein. The Rights evidenced hereby are nontransferable. Any shareholder whose Common Shares are held of record in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that person to exercise Rights.

        The Holder hereof may be treated by the Company, the Rights Agent and all other persons dealing with this Rights Certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby any notice to the contrary notwithstanding.

        This Rights Certificate shall not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

COUNTERSIGNED:                       DATED:          NAM TAI ELECTRONICS, INC.
U. S. Stock Transfer Corporation

By: [SIG]                                    By: [SIG]
Authorized Signature                                 M.K. Koo,
                                                     Chairman of the Board

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                                SUBSCRIPTION FORM

Return to:     U.S. STOCK TRANSFER CORP.
               1745 Gardena Avenue
               2nd Floor
               Glendale CA 91204


A. TO EXERCISE BASIC SUBSCRIPTION PRIVILEGE: The undersigned acknowledges receipt and review of the Prospectus dated _________, 1997 (the "Prospectus") and hereby irrevocably elects to exercise the right to purchase the number of Units provided for below, upon the terms and conditions described in the Prospectus:

               Number of full Units subscribed for _____________ at $__________ per Unit (not to exceed the number of Units indicated on the reverse side)

               1. Amount Enclosed for Basic Subscription Privilege.....$________

B. TO EXERCISE OVERSUBSCRIPTION PRIVILEGE (Basic Subscription Privilege must be exercised in full): The undersigned hereby irrevocably oversubscribes for the number of Units provided for below, upon the terms and conditions described in the Prospectus:

               Number of Units oversubscribed for ______________, at $__________ per Unit (not to exceed the product of .40 times the number of Units purchased by the exercise of Rights as indicated in "A" above).

               2. Amount Enclosed for Oversubscription Privilege.....$__________

               3. Total Amount Enclosed (#1 + # 2)...................$__________

        CASHIER'S CHECK, BANK DRAFT, OR MONEY ORDER PAYABLE TO THE RIGHTS AGENT FOR THE TOTAL NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE AND THE OVERSUBSCRIPTION PRIVILEGE MUST BE ENCLOSED OR FUNDS MUST BE WIRE TRANSFERRED TO THE RIGHTS AGENT, OR THE NOTICE OF GUARANTEED DELIVERY IN THE FORM ATTACHED HERETO MUST BE DELIVERED TO THE RIGHTS AGENT ON OR BEFORE 9:00 A.M. LOS ANGELES TIME, ON ____________, 1997.

Dated:______________, 1997

Name and Address of Holder:_____________________________________________________

                           _____________________________________________________

                           _____________________________________________________


Subscriber's Signature:___________________________


(Note: The above signature must correspond with the name as it appears upon the face of the Rights Certificate in every particular, without alteration or enlargement or any change whatever.)

        The Rights Agent will hold in custody payments for Units which a Holder wishes to purchase pursuant to the Oversubscription Privilege until the Rights Offering is terminated and the number of available Units is determined. Holders will be refunded, without interest, any portion of amounts paid for Oversubscription Privilege subscriptions to the extent such subscriptions are not filled.